UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 21, 2013

Date of Report (Date of earliest event reported)

Actuate Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-24607	94-3193197
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

951 Mariners Island Boulevard

San Mateo, California 94404

(Address of principal executive offices) (Zip Code)

(650) 645-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Shareholders of Actuate Corporation (“Actuate”) was held on May 21, 2014.

(b) The results of the matters submitted to a shareholder vote at the annual meeting were as follows:

1. Election of Directors: Our shareholders re-elected the following seven (7) directors to each serve a one-year term expiring on the date of the 2015 annual meeting of shareholders or until his successor has been duly chosen and qualified.

	For	Withheld	Broker Non-Votes
Peter I. Cittadini	28,402,979	1,453,639	11,485,050
Kenneth E. Marshall	26,535,511	3,321,107	11,485,050
Nicolas C. Nierenberg	28,449,317	1,407,301	11,485,050
Raymond L. Ocampo Jr.	27,041,159	2,815,459	11,485,050
Arthur C. Patterson	28,545,662	1,310,956	11,485,050
Steven D. Whiteman	26,556,431	3,300,187	11,485,050
Timothy B. Yeaton	27,040,959	2,815,659	11,485,050

2. Ratification of Appointment of Independent Registered Public Accounting Firm: Our shareholders ratified the selection of Grant Thornton, LLP as our independent auditors for the year ended December 31, 2014.

For	Against	Abstain
40,938,833	355,952	46,883

3. Advisory Vote on Executive Compensation Matters (Say on Pay): Our shareholders approved the say on pay proposal.

For	Against	Abstain	Broker Non-Votes
28,799,293	1,007,741	49,583	11,485,051

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Actuate Corporation

Date: May 22, 2014	By:	/s/ Peter I. Cittadini
	Name:	Peter I. Cittadini
	Title:	President and Chief Executive Officer